Exhibit 99.1

Cover-All Technologies Inc. Expands into the Business Intelligence Marketplace with the Acquisition of Moore Stephens Business Solutions

FAIRFIELD, NEW JERSEY (April 12, 2010) – Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation (“Cover-All” or the “Company”), today announced the acquisition of Moore Stephens Business Solutions LLC (MSBS), a provider of business intelligence and advanced analytics solutions to the insurance industry based in New York, New York.

Acquisition Highlights:

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Cover-All, through its wholly owned subsidiary, Cover-All Systems, Inc., has acquired substantially all of MSBS’s assets (excluding working capital) for an aggregate purchase price of $2,450,000, with no assumed indebtedness.

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Approximately 96% of the purchase price consists of cash and a promissory note, and the remaining approximately 4% consists of Cover-All’s common stock.

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The acquired business is expected to be immediately accretive to Cover-All’s 2010 earnings with an operating margin comparable with Cover-All’s historic operating margin.

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On a trailing 12 months basis, MSBS generated over $6 million in revenue.

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The combined organization will total more than 55 customers, all of which are part of the same target market.

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Seth Rachlin, currently CEO of MSBS, will join Cover-All’s management as an executive vice president and serve as Managing Director of Cover-All’s new Business Intelligence unit. The unit, including the outstanding staff of MSBS, will continue to be based in their New York City office.

MSBS serves the insurance industry exclusively, providing Business Intelligence and advanced analytics solutions.  Leveraging their Insurance Analytic Framework (IAF), which delivers accurate, available and actionable key metrics and dimensions specific to the insurance industry, MSBS has established a dominant presence in an otherwise underserved market. With the integration of these capabilities into the Cover-All portfolio, the combined company will be well positioned to deliver additional value to the existing customers of both companies, as well as benefit from an unrivaled and unique competitive advantage in its combined offerings.

While delivering three consecutive years of record revenues and profits, Cover-All has also been focused on building an innovative insurance information platform (My Insurance Center) utilizing leading-edge technologies and an information-centric architecture.  These capabilities combined with exciting new offerings to My Insurance Center expected to be completed in late 2010, have positioned the Company for continued strong growth and profitability.

The acquisition of MSBS represents an additional pillar of the Company’s broader growth strategy as it looks to expand its customer base by offering additional leading-edge capabilities.  Cover-All’s strategy includes continued focus on identifying immediately accretive opportunities that fit within its strategic vision.

“Thanks to our innovative strategy, customer focus, and talented results-oriented staff, I believe Cover-All has reached the point where we are ready for break-out growth, and this acquisition is evidence of that fact,”

commented John Roblin, Chairman and CEO of Cover-All. “With our strong balance sheet and cash position, we are now able to shift our focus from stabilization to cultivation, and execute on the second part of our carefully planned growth strategy - a strategy which includes immediately accretive acquisitions which in turn, serve to fuel our organic growth and expanded offerings.”

“This acquisition presents an excellent opportunity for MSBS to move to the next level as we join the Cover-All family,” said Seth Rachlin, CEO of MSBS. “Building on our hard work over the past four years, we will now have additional resources to expand capabilities and our footprint.”

The acquisition creates a new opportunity for existing, as well as potential customers of both companies to leverage the power of an integrated solution that merges highly-focused Insurance Business Analytics with My Insurance Center, Cover-All’s revolutionary Policy Life-Cycle Management solution set. Additionally, the combined entity will look to leverage Cover-All’s proven business model of generating recurring revenue with a flexible cost structure, to drive further improvements to MSBS’s margins.

Cover-All continues to expand its reputation as a leader in developing innovative solutions for the insurance industry by focusing on the value of information. Following a philosophy of information-centric technology, Cover-All’s My Insurance Center has been built around the notion of leveraging the availability of data to drive business value. Similarly, MSBS has established an equally dominant position in their niche, focusing on a likeminded philosophy, developing the tools and know-how to assimilate data into powerful Business Intelligence. Further, both Cover-All and MSBS have established meaningful relationships within a similar market segment (but without any overlap) which will give rise to tremendous cross-selling opportunities.

Cover-All was advised by LMC Capital LLC, a boutique investment banking firm dedicated exclusively to the insurance industry.

Conference Call Information

Management will conduct a live teleconference to discuss this acquisition at 4:30 p.m. EDT on April 12, 2010. Anyone interested in participating should call 877-941-2069 if calling from the United States, or 480-629-9713 if dialing internationally. A replay will be available until April 19, 2010, which can be accessed by dialing 800-406-7325 within the United States and 1-303-590-3030 if dialing internationally. Please use passcode 4282019 to access the replay. In addition, the call will be webcast and will be available on the Company’s website at http://www.cover-all.com/.

About Moore Stephens Business Solutions

Moore Stephens Business Solutions (MSBS) is committed to being the leading provider of performance and data management solutions to the global insurance industry. MSBS seeks to bring together deep industry knowledge and proven frameworks with technology expertise in the deployment of non-proprietary, commercial software solutions. MSBS strives, above all, to be thought leaders on how Enterprise Data Management and Business Intelligence capabilities can deliver value to insurance carriers, reinsurers, MGAs and brokers. The interest in performance and data management solutions within the insurance industry is growing rapidly as companies try to keep pace with competition, prepare for a softening market, and better understand the level of market penetration and service being provided to its customers and by its partners. MSBS has delivered over 140 performance and data management solutions that have enabled clients to make data accurate, available, and actionable.

About Cover-All Technologies Inc.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry – first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With extensive insurance knowledge, experience and commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted. Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) and Insurance Policy Database™ (IPD) are trademarks or registered trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Forward-looking Statements

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results.  Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control.  Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009, copies of which are available from the SEC or may be obtained upon request from the Company.

For information on Cover-All, contact:

Ann Massey

Chief Financial Officer

973/461-5190

amassey@cover-all.com

Investor Contact:

Hayden IR

Brett Maas, Principal

(646) 536-7331

brett@haydenir.com